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                                                                    EXHIBIT 3.13
             CERTIFICATE OF LIMITED PARTNERSHIP OF TAYLOR PRODUCTION
                             SERVICES COMPANY, L.P.

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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                    TAYLOR PRODUCTION SERVICES COMPANY, L.P.

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     FIRST: The name of the limited partnership is TAYLOR PRODUCTION SERVICES COMPANY, L.P.

     SECOND:  The name and address of the Registered Agent is:
              Corporation Service Company
              1013 Centre Road
              Wilmington, DE  19805

     THIRD:   The name and address of the sole general partner is as follows:
              Taylor Publishing Company
              1550 West Mockingbird Lane
              Dallas, Texas  75235

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Taylor Production Services Company, L.P. to be effective as of 12:01a.m., January 1, 1998.

                                      Taylor Publishing Company, general partner

                                      By:   /s/ Kenneth H. Koch
                                            --------------------------------
                                            Kenneth H. Koch, Vice President

                                                 SOLE GENERAL PARTNER